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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

                 FILING OF REGISTRATION STATEMENT ON FORM S-4

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned NORTHROP GRUMMAN CORPORATION, a Delaware corporation and NNG, Inc. a Delaware corporation (both herein collectively and singly, the "Corporation" each hereby nominates and appoints RICHARD B. WAUGH, JR., W. BURKS TERRY and JOHN H. MULLAN, and each of them acting or signing singly, its agents and attorneys-in-fact (the "Agents"), in its name to execute and/or file (1) a registration statement on Form S-4 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration, offer and sale or exchange under the Act of shares of Common Stock of this Corporation in connection with the Corporation's tender or exchange offer (including any associated merger transaction) for the Common Stock, $1.00 par value per share and Series B $2.00 Cumulative Preferred Stock, $5.00 par value per share of Litton Industries, Inc.; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

     Further, the undersigned Corporation does hereby authorize and direct the said agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Corporation shall become effective under the Act and any other applicable law.

     Finally, the undersigned Corporation does hereby ratify, confirm and approve each and every act and document which the said appointed agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned Corporation respectively.

     This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

     IN WITNESS WHEREOF, Northrop Grumman Corporation has executed this Power of Attorney on the 31st day of January 2001.


                                    NORTHROP GRUMMAN CORPORATION


                                    By: /s/ KENT KRESA
                                       -----------------------------------------
                                       Kent Kresa, Chairman, President and
                                       Chief Executive Officer
ATTEST
                                       NNG, INC.


                                    By:
                                       -----------------------------------------

[Corporate Seal]